EXHIBIT 99.1

          IMPORTANT NOTICE CONCERNING THE BAY-VANGUARD FEDERAL SAVINGS
        BANK 401(K) PROFIT SHARING PLAN AND YOUR ABILITY TO TRADE SHARES
                       OF BV FINANCIAL INC.'S SECURITIES


December 2, 2008

This notice is being sent to all executive officers and directors of BV Financial, Inc. in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Regulation BTR.

This is to inform you that a new record keeper and custodian has been selected for the Bay-Vanguard Federal Savings Bank 401(k) Profit Sharing Plan (the "Plan") as RS Group, the current record keeper and custodian, was acquired by Pentegra Retirement Services earlier this year. The transition to the new record keeper and custodian will begin simultaneously on December 19, 2008.

During this transition, Plan participants temporarily will be unable to direct or diversify the assets held in their Plan accounts, including shares of BV Financial, Inc. common stock. This period, during which participants will be unable to exercise these rights otherwise available under the Plan, is called a "blackout period."

DURING THIS BLACKOUT PERIOD, YOU MAY NOT DIRECTLY OR INDIRECTLY PURCHASE, SELL, OR OTHERWISE ACQUIRE OR TRANSFER ANY EQUITY SECURITY OF BV FINANCIAL, INC. ACQUIRED IN CONNECTION WITH YOUR SERVICE OR EMPLOYMENT AS A DIRECTOR OR EXECUTIVE OFFICER OF BV FINANCIAL, INC. ALTHOUGH YOU ARE PERMITTED TO ENGAGE IN TRANSACTIONS INVOLVING EQUITY SECURITIES THAT WERE NOT ACQUIRED IN CONNECTION WITH YOUR SERVICES AS A DIRECTOR OR EXECUTIVE OFFICER, THERE IS A PRESUMPTION THAT ANY SUCH TRANSACTIONS ARE PROHIBITED UNLESS YOU CAN IDENTIFY THE SOURCE OF THE SHARES AND SHOW THAT YOU USED THE SAME IDENTIFICATION FOR ALL RELATED PURPOSES, SUCH AS TAX REPORTING AND DISCLOSURE REQUIREMENTS.

THE BLACKOUT PERIOD WILL BEGIN ON DECEMBER 19, 2008 AND END ON JANUARY 12, 2009.

IN ADDITION TO THIS SARBANES-OXLEY BLACKOUT, PLEASE REMEMBER THAT BV FINANCIAL, INC. OBSERVES REGULARLY SCHEDULED BLACKOUT PERIODS THAT RESTRICT YOUR ABILITY TO TRADE IN BV FINANCIAL, INC. STOCK.

If you have any questions concerning this notice please contact:

                           Edmund T. Leonard
                           Chairman and Chief Financial Officer
                           BV Financial, Inc.
                           1230 Light Street
                           Baltimore, Maryland 21230
                           (410) 547-1088